                                                                      EXHIBIT 21

          SUBSIDIARIES OF TIME WARNER ENTERTAINMENT COMPANY, L.P. AND
                      THE AOL TIME WARNER GENERAL PARTNERS

    Time Warner Entertainment Company, L.P. ('TWE') and the AOL Time Warner General Partners maintain numerous subsidiaries. Set forth below are the names of certain subsidiaries, at least 50% owned, directly or indirectly, of TWE and the AOL Time Warner General Partners as of December 31, 2000, which carry on a substantial portion of TWE's and the AOL Time Warner General Partners' lines of business. The names of various consolidated wholly owned subsidiaries, including subsidiaries carrying on the same line of business as the parent (including entertainment production and distribution, programming, cable television systems, recorded music and music publishing and video distribution) domestically and internationally, have been omitted. None of the foregoing omitted subsidiaries, considered either alone or together with the other subsidiaries of its immediate parent, constitutes a significant subsidiary. Indented subsidiaries are direct subsidiaries of the company under which they are indented.

                                                              PERCENTAGE    STATE OR OTHER
                                                               OWNED BY     JURISDICTION OF
                                                              IMMEDIATE      INCORPORATION
                            NAME                                PARENT      OR ORGANIZATION
                            ----                                ------      ---------------
SUBSIDIARIES OF TIME WARNER ENTERTAINMENT COMPANY, L.P.
    Time Warner Entertainment-Advance/Newhouse
      Partnership...........................................      64.8      New York
        CV of Viera (partnership)...........................      50        Florida
    Texas Cable Partners, L.P...............................      50        Delaware
    Century Venture Corporation.............................      50        Delaware
    Erie Telecommunications Inc.............................      54.19     Pennsylvania
    Kansas City Cable Partners..............................      50        Colorado
    Queens Inner Unity Cable System.........................     100(1)     New York
    Comedy Partners, L.P. (partnership).....................      50        New York
    CTV Holdings L.L.C......................................     100        Delaware
    CTV Holdings II L.L.C...................................     100        Delaware
        Courtroom Television Network LLC....................      50(2)     New York
    DC Comics (partnership).................................      50(3)     New York

SUBSIDIARIES OF THE AOL TIME WARNER GENERAL PARTNERS
American Television and Communications Corporation
  (Registrant)..............................................     100(4)     Delaware
Warner Communications Inc. (Registrant).....................     100        Delaware
    WCI Record Club Inc.....................................     100(5)     Delaware
        The Columbia House Company (partnership)............      50        New York
    Elektra Entertainment Group Inc.........................     100        Delaware
    DC Comics (partnership).................................      50(3)     New York
    Warner-Tamerlane Publishing Corp........................     100        California
    WB Music Corp...........................................     100        California
    Warner/Chappell Music, Inc..............................     100        Delaware
        Warner Bros. Music International Inc................     100        Delaware
          Warner Bros. Publications U.S. Inc................     100        New York
            New Chappell Inc................................     100        Delaware
        CPP/Belwin, Inc.....................................     100        Delaware
    E.C. Publications, Inc..................................     100        New York
    Warner Music Group Inc..................................     100        Delaware
        London-Sire Records Inc.............................     100        Delaware
    Warner Bros. Records Inc................................     100        Delaware
        WBR/Sire Ventures Inc...............................     100        Delaware
          SR/MDM Venture Inc................................     100        Delaware
            Maverick Recording Company (partnership)........      50        California
    Atlantic Recording Corporation..........................     100        Delaware
        Rhino Entertainment Company.........................     100        Delaware
    Warner-Elektra-Atlantic Corporation.....................     100        New York

                                                              PERCENTAGE    STATE OR OTHER
                                                               OWNED BY     JURISDICTION OF
                                                              IMMEDIATE      INCORPORATION
                            NAME                                PARENT      OR ORGANIZATION
                            ----                                ------      ---------------
    WEA International Inc...................................     100        Delaware
       Warner Music Canada Ltd..............................     100        Canada
        The Columbia House Company (Canada) (partnership)...      50        Canada
    Warner Music Newco Limited..............................     100        U.K.
       Embleton Ltd.........................................     100        B.V.I.
        London Records 90 Limited...........................     100        U.K.
    Warner Special Products Inc.............................     100        Delaware
    WEA Manufacturing Inc...................................     100        Delaware
    Ivy Hill Corporation....................................     100        Delaware

---------

(1) TWE owns approximately 72.19% and TWQUICS Holdings L.L.C. owns approximately 27.81%.

(2) CTV Holdings L.L.C. owns 33 1/3% and CTV Holdings II L.L.C. owns 16 2/3%.

(3) Warner Communications Inc. owns 50% and TWE owns 50%.

(4) Time Warner Companies, Inc. owns 92.20%, and Warner Communications Inc. owns 7.8%.

(5) Time Warner Companies, Inc. owns 80% and Warner Communications Inc. owns
    20%.